Exhibit 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

Contact:	Linda A. Stacy
Principal Financial Officer
402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

LINCOLN, Nebraska (August 6, 2024) — National Research Corporation, dba NRC Health, (NASDAQ:NRC) today announced results for the second quarter 2024 and several other corporate developments.

Financial Results

Revenue for the quarter was approximately $35 million compared with approximately $36 million in the 2023 quarter. Earnings per diluted share were $0.26 compared with $0.29 for the 2023 quarter. At June 30, 2024, the Company’s net indebtedness (total borrowing minus cash and cash equivalents) was approximately $42 million. Total recurring contract value (TRCV) was approximately $138 million at June 30, 2024.

Credit Agreement Amendment

Effective August 5, 2024, the Company and its lender entered into a Third Amendment to Amended and Restated Credit Agreement, with material amendments including the following: (i) extended the maturity of the revolving loan facility to May 28, 2027, (ii) provided that all term loans will amortize over a ten-year amortization schedule (rather than the prior seven-year schedule) and bear interest at floating annual rate of SOFR + 235 basis points, with the maturity date for all term loans remaining May 28, 2027, (iii) extended the commitment period for making delayed draw-down term loans to May 28, 2026, (iv) expanded the permitted uses of delayed draw-down term loans to include dividends, stock repurchases, acquisitions, and capital expenditures as permitted by the agreement, and (v) increased the amount of capital expenditures to be excluded from fixed charge coverage ratio by $2.5 million.

Stock Repurchase Plan

The Company has approximately 1.1 million shares remaining under its existing stock repurchase plan. The Company did not repurchase any shares in the second quarter of 2024 pending the credit agreement amendments discussed above. Management is authorized to complete the plan in its discretion, credit agreement limitations, and future capital allocation decisions.

NRC Announces Second Quarter 2024 Results

August 6, 2024

Dividend

The Company’s Board of Directors has declared a quarterly cash dividend of $0.12 (twelve cents) per share payable Friday, October 11, 2024, to stockholders of record as of the close of business on Friday, September 27, 2024.

Portfolio and Strategy Update

On July 15, 2024, the Company acquired NOBL Health, a leading provider of patient rounding insights and workflow applications. The enterprise value of the acquisition was approximately $6 million paid in cash at closing plus a potential earnout of up to $1 million based on future performance of the acquired products. NOBL had approximately $2 million of TRCV at the acquisition date.

The Company’s has and will, over the next 30 days, release acquired and internally developed products and features including:

●	Consumer experience (CX) capabilities designed to build loyalty and growth for health systems.
●	Employee experience (EX) capabilities powered by one of the leading consumer experience technology platforms.
●	NOBL Health’s rounding tool, which provides real time feedback from patients and healthcare employees.
●	A proprietary AI engine powering new products and features.

In Lieu of Conference Call

The Company has elected to include strategic updates normally discussed in earning calls to a broader group of current and potential stockholders via its quarterly earnings releases.

About NRC Health

For more than 40 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know each person they serve not as point-in-time insights, but as an ongoing relationship. Guided by its uniquely empathic heritage, NRC Health’s patient-focused approach, unmatched market research, and emphasis on consumer preferences are transforming the healthcare experience, creating strong outcomes for patients and entire healthcare systems. For more information, email info@nrchealth.com, or visit www.nrchealth.com.

NRC Announces Second Quarter 2024 Results

August 6, 2024

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. In this press release, the statements related to releasing new products and features, future quarterly conference calls and other communications, and stock repurchases are forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

NRC Announces Second Quarter 2024 Results

August 6, 2024

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended June 30		Six months ended June 30
	2024	2023	2024	2023

Revenue	$35,021	$36,161	$70,334	$72,634

Operating expenses:
Direct	13,422	13,309	27,278	27,589
Selling, general and administrative	11,221	11,966	22,471	23,750
Depreciation and amortization	1,513	1,521	2,960	2,915
Total operating expenses	26,156	26,796	52,709	54,254

Operating income	8,865	9,365	17,625	18,380

Other income (expense):
Interest income	25	273	69	523
Interest expense	(555)	(192)	(1,160)	(433)
Other, net	(11)	(2)	(16)	(15)

Total other income (expense)	(541)	79	(1,107)	75

Income before income taxes	8,324	9,444	16,518	18,455

Provision for income taxes	2,149	2,171	3,984	4,219

Net income	$6,175	$7,273	$12,534	$14,236

Earnings Per Share of Common Stock:
Basic Earnings Per Share	$0.26	$0.30	$0.53	$0.58
Diluted Earnings Per Share	$0.26	$0.29	$0.52	$0.58

Weighted average shares and share equivalents outstanding:
Basic	23,871	24,578	23,870	24,582
Diluted	23,915	24,716	23,934	24,727

NRC Announces Second Quarter 2024 Results

August 6, 2024

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts and par value)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$485	$6,653
Accounts receivable, net	10,057	12,378
Other current assets	6,408	5,329
Total current assets	16,950	24,360

Property and equipment, net	33,741	28,205
Goodwill	61,614	61,614
Other, net	6,794	8,258
Total assets	$119,099	$122,437

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable, net of unamortized debt issuance costs	$7,566	$7,214
Line of credit	9,000	--
Accounts payable and accrued expenses	6,675	6,194
Accrued compensation	4,370	3,953
Deferred revenue	14,514	14,834
Dividends payable	2,865	2,906
Other current liabilities	738	1,102
Total current liabilities	45,728	36,203

Notes payable, net of current portion and unamortized debt issuance costs	25,655	29,470
Other non-current liabilities	7,518	7,809
Total liabilities	78,901	73,482

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock, $0.001 par value; authorized 110,000,000 shares, issued 31,072,144 in 2024 and 31,002,919 in 2023, outstanding 23,871,257 in 2024 and 24,219,887 in 2023	31	31
Additional paid-in capital	179,872	178,213
Retained earnings (accumulated deficit)	(23,726)	(30,530)
Treasury stock	(115,979)	(98,759)
Total shareholders’ equity	40,198	48,955
Total liabilities and shareholders’ equity	$119,099	$122,437